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                                                                   Exhibit 10.14

         THIS LEASE made this 14th day of February, 2000 by and between CARL FOSTER, LLC, a Connecticut limited liability company having an office at 100 Western Boulevard, Glastonbury, Connecticut (the "Landlord"), and Open Solutions Inc. a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut (the "Tenant").

         1. DEMISE; PREMISES; TERM. (a) The Landlord hereby demises and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, for the term hereinafter stated, for the rent hereinafter reserved, and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this lease, the north wing of the first floor of the building comprising Four thousand twenty (4,020) square feet of Gross Rentable Area (as defined in Section 2(f) (the "Demised Premises").

         (b) The term "Building" as used in this lease shall mean the 2-story office building containing approximately 25,537 square feet of gross rentable space located on a parcel of land known as 100 Western Boulevard, Glastonbury, Connecticut, which parcel of land is more particularly described on Exhibit B attached hereto and is hereinafter referred to as the "Land".

         (c) The term of this lease is five months and the estate hereby granted (collectively the "term of this lease") shall commence on March 1, 2000 (the "Commencement Date") and shall end on July 31, 2000, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date", or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease or pursuant to law.

         2. RENT; SECURITY DEPOSIT. (a) The rent (the "Rent") for the term hereof shall commence to accrue on March 1, 2000. Rent shall be and consist of:

                  (i) an annual fixed rent in the amount of Seventy Eight Thousand Three Hundred Ninety Dollars ($78,390.00) or $19.50 per rentable square foot, together with

                  (ii) such other sums of money as shall become due and payable by the Tenant to the Landlord as provided in this lease, such other sums of money to be deemed to be additional rental whether or not such sums of money are designated as such hereunder.

         (b) The Rent shall be paid to the Landlord at its address specified in
Section 28, or at such other place as the Landlord may from time to time designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement or offset and without notice or demand therefor.

         (c) The annual Fixed Rent for each lease year shall be payable in equal monthly installments of Six Thousand Five Hundred Thirty-Two and 50/100 ($6,532.50) in advance on the first day of each and every calendar month during each lease year. If the Commencement Date is other than the first day of the calendar month, the first monthly installment of the Fixed Rent shall be prorated to the end of the calendar month.

         (d) The additional rent shall be payable as hereinafter provided.

         (e) If the Tenant fails to pay within ten (10) days after the same is due and payable any installment of Fixed Rent or any additional rent to be paid by the Tenant to the Landlord as

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provided in this lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate equal to the lesser of (i) ten percent (10%) per annum, or (ii) the maximum rate permitted by applicable law. Such interest shall be paid by the Tenant to the Landlord at the time that the Tenant pays to the Landlord the installment of Fixed Rent or the additional rent upon which such interest shall have accrued.

         (f) As used herein, the term "Gross Rentable Area of the Demised Premises" shall mean Four Thousand Twenty (4,020) square feet.

         (g) As used herein, the term "lease year" shall mean the period commencing on March 1, 2000 and ending on February 28, 2001, and each period of twelve (12) consecutive calendar months thereafter.

         3. ADDITIONAL RENT FOR CHANGES IN OPERATING EXPENSES AND TAXES. (a) As used herein:

                  (i) "Base Year and Operating Expenses" shall mean the total operating expenses for Calendar year 2000. Base year will be 2000.

                  (ii) "Calendar Year" means each period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31.

                  (iii) "Escalation Amount" for or in respect of any Calendar Year means the product of (A) the Gross Rentable Area of the Demised Premises times (B.) the amount by which the sum of the Operating Expenses and the Taxes per square foot of the Gross Rentable Area of the Building for such Calendar Year as exceeds the sum of the Taxes for the Base Year plus the Base Year operating expenses per square foot of the Gross Rentable Area of the Building.

                  (iv) "Gross Rentable Area of the Building" shall mean Twenty-Five Thousand Five Hundred Thirty-Seven (25,537) square feet.

                  (v) "Operating Expenses" means all direct costs to the Landlord, reduced by the amounts of any reimbursement or credit received or receivable by the Landlord from fire insurance or condemnation proceeds or otherwise, of the operation and maintenance of the Building and the Land, as determined by generally accepted accounting principles, including, without limitation, all utilities, fuel, building supplies, materials, equipment, tools, janitorial services, sanitary control, security control, snow and ice removal, rubbish, garbage and other refuse removal, grounds maintenance, normal maintenance and ordinary and normal repairs, wages of employees who work customarily in and about the Building and the Land and whose duties are connected with its operation, maintenance or repair (including Social Security benefits, worker's compensation insurance, unemployment taxes, and costs of pension, hospitalization and retirement plans), insurance premiums, and other recurring expenses reasonably and customarily incurred by the Landlord in the proper operation and maintenance of the Building and the Land, including an annual management fee comparable to that being charged for similar Class A office buildings in Glastonbury, Connecticut, but excluding (A) depreciation, interest and amortization payments on any mortgage or other indebtedness of the

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         Landlord; (B) the cost of any repairs, alterations, additions, changes, replacements and other items which are properly classified as capital expenditures under generally accepted accounting principles but if the Landlord installs a new or replacement capital item to reduce the Landlord's energy expenses, an amount equal to the lesser of (i) the reduction in operating Expenses each year derived from the installation of such capital item, or (ii) the cost thereof as amortized over the useful life of the capital item in accordance with generally accepted accounting principles, with interest on the unamortized amount at the rate of interest actually paid by the Landlord in order to finance the acquisition and installation of the capital item, shall be included in operating Expenses; (C) costs incurred in making leasehold alterations and in preparing space in the Building for occupancy by tenants; (D) painting, decoration or other work which Landlord performs for any other tenant or prospective tenant of the Building other than painting, decoration or other work which is standard for the Building and performed for tenants subsequent to their initial occupancy; (E) any cost (such as repairs, improvements, electricity, special cleaning or overtime services) to the extent such costs are included in tenant's rent or are expressly reimbursed to Landlord by tenants (as opposed to partial reimbursement in the nature of rent escalation provisions) or are separately charged to and payable by tenants or to the extent Landlord is compensated by insurance proceeds; (F) leasing commissions and expenses of procuring tenants including marketing costs, including lease concessions and lease takeover obligations; (G) taxes of any nature, including real estate taxes, and interest and penalties for late payment of taxes; (H) rent payable under any lease to which this lease is subject; (I) wages or salaries of employees over the rank of building superintendent; (J) costs and expenses of enforcing leases against tenants, including legal fees; (K) expenses resulting from violation by Landlord of the terms of any lease of space in the Building or of any ground or underlying lease or mortgage to which this lease is subordinate; and (L) costs of compliance with the American Disabilities Act, as from time to time amended, and the rules and regulations thereunder. If the entire Building shall not have been occupied for any part of a Calendar Year, Operating Expenses for that Calendar Year shall be adjusted to reflect the amount of such Operating Expenses that would reasonably have been incurred had the entire Building been occupied by projection of Operating Expenses actually incurred in those portions of the Building occupied throughout the Calendar Year to those portions of the Building which are vacant during part or all of the Calendar Year.

                  (vi) Taxes means all taxes, assessments, water rates and charges, sewer assessments and charges, and other governmental levies or charges which are assessed or imposed upon the Building and the Land, or any part thereof, and which become payable during the term of this lease, including any costs or expenses, including reasonable attorney's fees incurred in contesting the validity or amount of the above, but excluding any amount in respect of any income, profit or revenue tax or any other tax, assessment, charge or levy upon the rents payable by the tenants of the Building unless such amount is levied as a substitution in whole or in part for taxes assessed or imposed by any taxing authority on the Building and the Land, in which case Taxes shall include an amount of money equal to the taxes which would have been payable by the Landlord in the absence of such substitute tax or excise or, if the same cannot be reasonably ascertained, an amount of money equal to the portion of the tax or excise as would be payable by the Landlord if the rents payable by the tenants of the Building, upon which such tax or

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         excise has been imposed, were the sole taxable income of the Landlord for the relevant Calendar Year in question and the tax or excise, so far as ascertainable, relieves the Landlord from the payment of any taxes which it otherwise would be obligated to pay. Any Taxes which may be paid over more than a one-year period shall be apportioned evenly over the maximum period of time permitted by law and only the portion thereof attributable to a given year shall be included in Taxes for such year.

         (b) Within ninety (90) days after the expiration of each Calendar Year, the Landlord shall deliver to the Tenant a statement, certified as correct by the Landlord's independent certified public accountants, setting forth the Operating Expenses and Taxes per square foot of Gross Rentable Area of the Building for that Calendar Year, and the excess of that amount over the Base Taxes and Operating Expenses per square foot; provided, however, that delay in completion of such determination and calculations shall not be deemed a waiver of Landlord's right to collect such Additional Rent. Such statement shall be binding on both the Landlord and the Tenant subject to Tenant's auditing rights as hereinafter provided. The Tenant shall pay to the Landlord, as additional rent, within thirty (30) days after the Tenant receives such statement, the Escalation Amount for the Calendar Year to which such statement relates, less so much thereof as shall have been paid to the Landlord as provided in Section 3(c).

         (c) The Tenant shall not be responsible for paying any Escalation Amount during the first Ten Months ending December 31, 2000. Beginning January 1, 2001 and continuing during the term of this lease, as an estimate of the Escalation Amount for the then-current Calendar Year, the Tenant shall pay to the Landlord, beginning January 1, 2001, and on the first day of each and every subsequent calendar month during the term of this lease, an amount equal to one-twelfth (1/12) of the amount from time to time reasonably estimated by the Landlord as the Escalation Amount for the then-current Calendar Year. If the amounts paid to the Landlord as provided in this Section 3(c) during any Calendar Year shall exceed the actual Escalation Amount for that Calendar Year, then the Landlord shall refund such excess to the Tenant at the same time that the Landlord shall deliver to the Tenant the statement required pursuant to
Section 3(b) with respect to that Calendar Year.

         (d) The additional rent payable pursuant to this Section 3 during the last Lease Year shall be apportioned to reflect the number of days of such Calendar Year within the term of this lease.

         (e) Tenant shall have ninety (90) days to audit Landlord's statement and the work papers from which the statement was derived. Any Landlord overcharges are payable to Tenant in thirty (30) days or credited against the next rental payment or payments due from Tenant, if applicable, and as shall be mutually agreed. If Tenant's audit discloses error in the amount of 5% or more Landlord shall pay the cost of Tenant's CPA fees or credit the amount against the next rental payment or payments due from Tenant, if applicable, and as shall be mutually agreed.

         4. CONSTRUCTION BY THE LANDLORD. None.

         5. USE. The Tenant shall have the right to occupy and use the Demised Premises for general and other office purposes, and the Tenant shall not use or permit the use of the Demised Premises for any other purpose. Landlord warrants that applicable covenants, restrictions, easements, zoning and other laws and regulations permit the use of the Demised Premises for the

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purpose herein allowed and specified, and that on or before the Commencement
Date Landlord shall hold a valid certificate of occupancy (or its equivalent) for the Demised Premises.

         6. SIGNS; LOBBY DIRECTORY. (a) The Landlord, at the Landlord's expense, shall provide and maintain (i) in the lobby of the Building a surface-mounted directory and (ii) on the Land a ground mounted directory, each naming the Tenant and other tenants in the Building.

         (b) Unless the Landlord shall have given its prior written consent, the Tenant shall not install, paint, inscribe or maintain any lettering, name, sign, business designation, advertising or publicity device on the Land or on any exterior window or on any other interior or exterior portion of the Building, and during the term of this lease the Landlord shall include like restrictions in each lease hereafter made for any other portions of the Building. Notwithstanding the above, however, the Tenant shall have the right to place its name, and the name of any related or successor corporations, on or adjacent to any doors leading to the Demised Premises, provided that the Tenant shall have obtained the Landlord's prior approval as to location, size, color and style, which approval shall not be unreasonably withheld or delayed.

         7. SUBORDINATION OF LEASE. This lease and all rights of the Tenant hereunder are subject and subordinate to any mortgage or ground or other lease made by the Landlord and which affect the Building or the Land and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this lease. The Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to the Landlord a subordination agreement, which subordination agreement shall subordinate this lease and all of the rights of the Tenant hereunder to any future mortgages or ground or other lease and shall include, but not be limited to, statements that if the lender or lessor succeeds to the interest of Landlord under this lease, the lender or lessor shall not be:

                  (i) liable for any act or omission of any prior landlord (including Landlord); or

                  (ii) liable for the return of any security deposit which shall not have been turned over to lender; or

                  (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

                  (iv) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

                  (v) bound by any amendment or modification of this lease made without its consent;

provided, however, that in connection with any subordination to any future mortgages or leases, the Tenant shall receive a nondisturbance agreement from the holder of such mortgages or the lessors under such leases, as the case may be, at the time such instruments are delivered by the Tenant. Such nondisturbance agreement shall provide, among other things, that so long as the Tenant is not in default under the terms of this lease, neither this lease nor the Tenant's possession of the Demised Premises will be disturbed. The Tenant further agrees to attorn to the

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holder of any such mortgage, the lessor under any such lease or to the receiver in foreclosure or the purchaser in such foreclosure proceedings, as the case may be, and to recognize such party as the Landlord under this lease. The Tenant waives the provisions of any statute or rule or law, now or hereafter in effect, which may give or purport to give the Tenant any right or election to terminate or otherwise adversely affect this lease or the obligations of the Tenant hereunder in the event any such foreclosure proceeding is brought, prosecuted or completed.

         8. QUIET ENJOYMENT. The Landlord covenants and agrees that as long as the Tenant pays the Rent and performs the remainder of the Tenant's obligations under this lease, the Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without interference by any person claiming by, through or under the Landlord.

         9. ASSIGNMENTS AND SUBLEASES. (a) Except as otherwise provided in this
Section 9, the Tenant agrees to neither assign or in any way encumber this lease, nor to sublet the Demised Premises, or any part thereof, nor to permit the Demised Premises, or any part thereof, to be used by others, without obtaining the prior written consent of the Landlord in each instance, which will not be unreasonably withheld, conditional or delayed.

         (b) So long as no event of default shall have occurred and be continuing hereunder, the Tenant may assign this lease without the need for Landlord consent to any corporation into which the Tenant may be merged or with which the Tenant may be consolidated, or to which all or substantially all of the Tenant's assets shall be transferred, provided that such corporation shall have a net worth at least equal to that of the Tenant immediately prior to such merger, consolidation or transfer. The Tenant shall give notice to the Landlord of any assignment under this Section 9(b), and shall deliver to the Landlord an executed counterpart of the instrument effecting such assignment, together with an undertaking by any such corporation to agree to be bound by and to perform all of the Tenant's obligations hereunder. The Tenant shall pay to the Landlord fifty percent (50%) of all profit derived by the Tenant from such assignment or sublease in accordance with the provisions of Section 9(c) below.

         (c) In the event of an approved assignment or sublease, Landlord shall be entitled to receive 50% of the Profits actually received by Tenant pursuant to such approved sublease or assignment. Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Demised Premises, the following shall constitute the definition of the Profits: Profits, as that term is used or described in the lease, shall mean the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, less:

                  (i) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment;

                  (ii) the gross revenue paid to Landlord by Tenant for all days the portion of the Demised Premises in question was vacated from the date that Tenant first vacated that portion of the Demised Premises until the date the assignee or sublessee was to pay rent;

                  (iii) any improvement allowance or other economic concessions (planning allowance, moving expenses, etc.) paid;

                  (iv) lease takeover payments;

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                  (v)  costs of advertising the space for sublease or
         assignment;

                  (vi) unamortized cost of initial and subsequent improvements to the Demised Premises by Tenant; and

                  (vii) real estate brokerage commissions.

         (d) No assignment or subletting of this lease shall relieve the Tenant of any of the tenant's obligations under this lease.

         10. NO NUISANCE; COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES. The Tenant agrees (a) not to create or permit any nuisance on or about the Demised Premises, (b) to comply with and conform to (i) all of the laws and regulations of the state of Connecticut, and (ii) the by-laws, ordinances, rules and regulations of the Town of Glastonbury, so far as the Tenant's use of the Demised Premises may be concerned, and (c) to save the Landlord harmless from all damages, fines, penalties and costs for violation of or noncompliance with the provisions of this Section 10, provided that such compliance shall not necessitate structural alterations or improvements other than those arising out of the Tenant's Changes (as defined in Section 13). Tenant's obligation under this Section 10 or any other similar provision of the lease (including the rules and regulations, if any) shall be limited to those situations in which a violation, order, code, duty or insurance requirement is imposed resulting from the particular use made of the Demised Premises or any portion thereof by Tenant, it being understood that Tenant shall not be responsible for complying with any violations, orders, directives, laws, rules, regulations, codes, duties or insurance requirements which are imposed on the Building generally and which would have to be complied with whether Tenant or any other tenants were then in possession of the Demised Premises.

         11. INSURANCE. (a) At all times during the term of this lease, Landlord shall insure the Building against loss or damage by fire, and such other casualties as may be included within the extended coverage clauses of policies which are then standard for use in the state of Connecticut in such amount as the Landlord in its sole judgment shall deem appropriate.

         (b) The Tenant shall not commit or permit any violation of the policies carried by the Landlord pursuant to Section 11(a), or do or permit anything to be done, or keep or permit anything to be kept, on or in the Demised Premises, which, in case of any of the foregoing, (i) could result in termination of any of such policies, (ii) could adversely affect the Landlord's right of recovery under any of such policies, or (iii) would result in the refusal by reputable and independent insurance companies to insure the Building or the property of the Landlord therein in amounts reasonably satisfactory to the Landlord. If any such action by the Tenant, or any failure by the Tenant to comply with the requirements of insurance policies with respect to the Building or to perform any of the Tenant's obligations under this lease, or the use of the Demised Premises by the Tenant, shall result in any increase in the rate of premiums payable with respect to such policies carried by the Landlord, the Tenant shall pay to the Landlord, as additional rent, within thirty (30) days after demand thereof or the resulting additional premiums which shall be paid by the Landlord.

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         (c) Except as provided in Section 11(g) below, at all times during the term of this lease, the Tenant shall (i) insure the Tenant's Changes and the Tenant's Property (as defined in Section 14) against loss or damage by fire and such other casualties as may be included within the extended coverage clauses of policies which are then standard for use in the State of Connecticut, and (ii) keep in full force and effect a policy of public liability and property damage insurance with respect to the Demised Premises in which the limit initially shall be not less than one Million Dollars ($1,000,000.00) for each person and Three Million Dollars ($3,000,000.00) for each accident, and in which the limit for property damage initially shall be not less than Two Hundred Fifty Thousand Dollars ($250,000.00), such limits to be increased from time to time as reasonably specified by the Landlord.

         (d) Anything in this Lease to the contrary notwithstanding, Tenant hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Demised Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Tenant will cause its respective insurers to issue appropriate waiver of subrogation rights endorsements to such policies of insurance carried in connection with the Building and the Demised Premises.

         (e) All insurance provided for in this Section 11 shall be effected under valid and enforceable policies in form and substance then standard in the state of Connecticut, issued by insurers of recognized responsibility licensed to do business in the state of Connecticut and satisfactory to the Landlord. Upon the Commencement Date, and thereafter not less than thirty (30) days prior to the expiration dates of expiring policies provided by the Tenant pursuant to
Section 11(c), the Tenant shall deliver to the Landlord copies of policies or certificates with respect to the insurance being maintained by the Tenant pursuant to the terms of this lease. All such policies or certificates shall contain an agreement by the insurers that such policies will not be canceled, amended or otherwise modified without at least thirty (30) days prior written notice to the Landlord, and that the Landlord's rights and interests under such policies shall not be subject to cancellation by reason of any act or omission of the Tenant. All insurance policies provided by the Tenant pursuant to Section 11(c) shall name the Landlord as an additional insured as its interest may appear.

         (f) Except as otherwise provided in this Lease, Tenant shall indemnify and save Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) because of injury, including death, to any person, or damage or loss of any kind to property caused by negligence or misconduct of Tenant or the breach by the Tenant of any of its obligations under this Lease. Nothing herein shall be deemed to indemnify Landlord against Landlord's negligence or misconduct.

         (g) Anything herein to the contrary notwithstanding, Tenant shall be permitted to self-assume the risk of physical damage to its personal property in lieu of maintaining insurance

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thereon. In the event of loss or damage to Tenant's personal property, Tenant agrees to be responsible for repairing or replacing such damaged property.

         12. RULES AND REGULATIONS. The Tenant and its officers, employees and agents shall conform to and abide by such reasonable rules and regulations, including those Rules and Regulations as are set forth on Exhibit D attached hereto, as shall be established from time to time by the Landlord in connection with the operation, maintenance, safety and security of the Building. The Landlord shall not be liable to the Tenant for violation of such rules and regulations by other tenants or occupants of the Building, their servants, employees, agents, visitors or licensees, or by other persons. Landlord agrees to apply and enforce the rules and regulations for the Building evenly with respect to all Tenants.

         13. ALTERATIONS AND IMPROVEMENTS. (a) The Tenant shall not make or have made alterations, improvements, decorations, installations and substitutions (collectively called "Tenant's changes") in, of or to the Demised Premises without the prior written reasonable consent of the Landlord in each instance; provided, however, that, except as to structural alterations, improvements or additions and those prohibited by the Rules and Regulations attached hereto as Exhibit D, such consent shall not be unreasonably withheld or delayed. Unless otherwise specified in the consent referred to in this Section 13, any improvements or alterations in the Demised Premises made by the Tenant (including, without limitation, permanent partitions, wall paneling and lighting fixtures, but excepting the Tenant's Property (as defined in Section 14)) shall be and remain the property of the Landlord and, except as provided in Section 21, shall remain upon and be surrendered with the Demised Premises at the termination of the term of this lease. If the Landlord consents to any such alterations, improvements or additions, it may impose such conditions with respect thereto as the Landlord reasonably deems appropriate, including, without limitation, requiring the Tenant to furnish the Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work and plans, specifications and permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Demised Premises shall be done at the Tenant's expense by employees of or contractors hired by the Landlord, except to the extent the Landlord gives its prior written consent to the Tenant's hiring employees or contractors, which consent shall not be unreasonably withheld or delayed. The Tenant shall promptly pay to the Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all repairs to the Building required by reason thereof. Upon completion of such work the Tenant shall deliver to the Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

         (b) The Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of the Tenant's changes and for final approval thereof upon completion, and shall cause the Tenant's changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and in a good and workmanlike manner.

         (c) The Tenant's changes shall not constitute the basis for a claim against the Landlord, nor a lien or charge upon or against the Land or the Building, and if at any time any such claim, lien or charge shall be filed against the Land or the Building, the Tenant shall cause such claim,

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lien or charge to be properly released of record within fifteen (15) days after the filing thereof, and if the Tenant shall fail to do so, then the Landlord may discharge the same. The Tenant shall defend, indemnify and save harmless the Landlord from and against any and all such claims, liens and charges, and all costs and expenses, including reasonable attorney's fees, incurred by the Landlord in procuring the discharge of any such claim, lien or charge or in connection with any action or proceeding brought thereon.

         (d) The Tenant shall pay for all materials constituting Tenant's Changes, and the Tenant agrees that none of such materials shall be at any time subject to or encumbered by any lien, security interest, encumbrance, charge, installment sales contract or the interest of any other person, firm or corporation whether created voluntarily or involuntarily.

         14. TENANT'S PROPERTY. (a) Except for Tenant's Changes and those items furnished or installed by the Landlord as part of the Landlord's Work as provided in Section 4(b), all movable partitions, business and trade fixtures, machinery and equipment, communications equipment and all other property, which is not attached to or built into the Demised Premises, which are installed in the Demised Premises and which is installed in the Demised Premises by or for the account of the Tenant at its sole expense and all furniture, furnishings and other articles of personal property owned by the Tenant and located in the Demised Premises (all of which are collectively called the "Tenant's Property"), shall be and shall remain the property of the Tenant, and may be removed by it at any time during the term of this lease and shall be removed by it at the termination of the term of this lease. The Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal.

         (b) The Landlord shall not be liable to the Tenant or any other person for any loss or damage to the Tenant's property or the Tenant's changes, or to any property of any other person, from any cause, including, without limitation, theft, vandalism, illegal entry, or by steam, gases or electricity, or by water, rain or snow, whether the same may leak into, issue or flow from any part of the Building, or from the pipes or plumbing work of the Building, or from any other place or quarter, unless caused by the negligence or willful act of the Landlord, its servants, agents or employees.

         15. TENANT'S REPAIRS. (a) Except for the maintenance for which the Landlord is expressly responsible pursuant to the provisions of Section 16, the Tenant agrees that throughout the term of this lease, the Tenant, at its expense, shall (i) keep the Demised Premises in a clean condition and in good order, and (ii) make all necessary repairs and replacements on account of, and not do or suffer any waste, damage or injury to the Demised Premises or the Tenant's Changes.

         (b) Except for loss or damage by reason of fire and other casualty, the Tenant shall reimburse the Landlord for all costs and expense incurred by the Landlord to repair all damage the Demised Premises as shall be required by reason of the fault or neglect of the Tenant, or any of its officers, employees, contractors, agents or invitees, such payment to be made within thirty (30) days after written demand therefor.

         16. LANDLORD'S REPAIR; MAINTENANCE; CLEANING. (a) The Landlord, shall keep, maintain and repair the Building, and its fixtures, appurtenances, systems and facilities, and the parking lot, sidewalks and other appurtenances thereto, in good working order and condition and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises. The Landlord shall not be liable for any damages sustained by the Tenant resulting from the failure of the Landlord to make repairs for which the Landlord is responsible hereunder unless prior written notice has been given by the Tenant to the Landlord of the need for such repairs and the lapse of a period of time sufficient, with the exercise of reasonable diligence, for the making of such repairs has occurred.

         (b) The Landlord, at its expense, shall:

                  (i) keep and maintain clean and in good order the exterior of the Demised Premises (including both sides of all exterior windows), the lobbies, public areas and the public facilities of the Building and the Land,

                  (ii) keep the sidewalks and parking lot on and adjoining the Land free of accumulations of snow and ice, dirt, refuse, rubbish and unlawful obstruction,

                  (iii) keep the exterior surfaces of the Building cleaned and washed or otherwise clean the same as frequently as shall be necessary to maintain the first-class appearance of the Building, and

                  (iv) keep and maintain clean and in good condition the interior of the Demised Premises, the Landlord providing five (5) day cleaning service comparable to other Class A buildings in the Salmon Brook area, as per the cleaning specifications including the services delimited in the "Outline of Cleaning Services" attached hereto as Exhibit E.

         17. UTILITIES AND SERVICES. (a) During the term of this lease, and so long as no event of default shall have occurred and be continuing hereunder, the Landlord, shall provide hot and cold running water for drinking purposes, electricity for normal office use, toilet and automatically operated elevator facilities to the Demised Premises on a round-the-clock basis. The Landlord shall also provide heat, air-conditioning and ventilation in the Demised Premises and the lobbies of the Building during "regular hours" of each "business day" (which as used in this lease means 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday) sufficient to maintain the Demised Premises with proper ventilation at a comfortable temperature level. The HVAC system can be activated after hours via an override switch. The Tenant shall pay to the Landlord on a monthly basis $30.00 per hour for such overtime use.

Landlord and Tenant agree to work cooperatively with one another to arrange and provide for extra hours of HVAC for the Demised Premises when Tenant requires such extra hours. Landlord agrees to use its best efforts to provide for such additional HVAC when Tenant requests. Tenant recognizes that where possible, it shall notify Landlord of its need for additional HVAC by 3:00 p.m. of the day for which it is requested and by 3:00 p.m. on the day before the weekend or holiday if requested for any part of the weekend or holiday. Tenant agrees to provide Landlord with as much prior notice as possible to avoid those situations where Landlord may not be available or reachable at 3:00 p.m. of a given day.

         (b) In the event that the Tenant shall install in the Demised Premises computer or other equipment which in the Landlord's judgment consumes more electricity than is generally used for normal office use, or in the event that the Tenant regularly shall use the Demised Premises for a "second shift" or otherwise during other than regular hours of the business day, then the Landlord may cause a survey to be made, at the Tenant's expense, by a qualified independent electrical consultant to determine the amount of electricity consumed in the Demised Premises, and the Tenant shall pay to the Landlord on a monthly basis the amount by which the cost of the electricity consumed in the Demised Premises exceeds the cost of the electricity used for normal office use as reasonably estimated by the Landlord. The Tenant shall reimburse the Landlord on demand for all costs and expenses incurred in connection with such electrical survey.

         (c) The Landlord shall not be liable for failure to furnish any of the services specified in Section 17 (a) if such failure is due to the breakdown of the heating, ventilating or air-conditioning plant or the elevators, or any other service facility of the Building, or in the event the failure to furnish such services shall be due to strikes or any other cause beyond the Landlord's control. Anything in this Lease to the contrary notwithstanding, if the stoppage of services which Landlord is obligated to provide for Tenant causes any portion of the Demised Premises to become unusable by Tenant for more than ten (10) consecutive days, then and in that event Tenant shall be entitled to a pro rata abatement of rent as to such unusable portion of the Demised Premises commencing with the fourth (4th) day that the same are unusable, provided, however, that Tenant shall not be entitled to any abatement of rent due to unusability (i) caused by any act or omission of Tenant or any of Tenant's servants, employees, agents, visitors, or licensees, or (ii) where Tenant requests Landlord to make a decoration, alteration, improvement, or addition, or (iii) where the repair in question or the services in question are those which Tenant is obligated to make or furnish under any of the provisions of the lease.

         18. ACCESS TO DEMISED PREMISES. (a) During the term of this lease the Tenant may use and occupy the Demised Premises for the purposes set forth in
Section 5 on such days and hours (regardless of whether they be business days or regular hours) as it may determine, and the Tenant and its officers, employees, agents and visitors at all times shall have access to the Demised Premises by means of doorways, passageways, corridors, stairways, elevators and entrances in the Building affording access to the Demised Premises, subject, however, to reasonable Rules and Regulations adopted by the Landlord and otherwise subject to the obligations of this lease. The Landlord may limit the number of points of entry to the Building during hours other than regular hours of business days, provided that reasonably convenient access to all parts of the Demised Premises shall be provided at all times. The Landlord will provide access cards to the Tenant for after-hours access to the Demised Premises. The following systems will be provided for the duration of Tenant's Occupancy:

                  (i) card-access system for after hours, weekends, and holidays;

                  (ii) Sonitrol (or similar vendor) audible monitoring system for all perimeter doors; and

                  (iii) Sonitrol (or similar vendor) to provide 24-hour fire alarm monitoring.

         (b) The Landlord and the Landlord's agents shall have the right, upon reasonable notice to Tenant except in the case of an emergency, but not the obligation, to enter and pass through the Demised Premises or any part or parts thereof, during business hours and at such other times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the remainder of the Building, (i) to examine the Demised Premises and to show them to any mortgagee, prospective mortgagees or purchasers of the Building, and (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for or permitted by this lease or as may be mutually agreed upon by the parties or as the Landlord may be required to make by laws and requirements of public authorities. The Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes or maintenance provided Landlord proceeds with diligence to complete the same

         (c) During the period of six (6) months prior to the Expiration Date, the Landlord, upon reasonable notice to the Tenant, may exhibit the Demised Premises to prospective tenants.

         19. SAFETY; ADA; DAMAGE OR DESTRUCTION. (a) Emergency lighting, exiting, and fire safety sufficient to meet state of Connecticut Basic Building Codes will be provided and the Building will be in full compliance with the Americans with Disabilities Act (ADA). In the event that the Demised Premises or any part thereof, or access thereto, shall be damaged or destroyed by fire or other insured casualty, but the Tenant shall continue to have reasonably convenient access to the Demised Premises and no portion of the Demised Premises shall thereby be rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 5, the Landlord shall repair such damage or destruction (except damage or destruction to Tenant's Property or Tenant's Changes) with reasonable diligence. During the period when such repair work is being conducted, the Rent shall not be abated or suspended.

         (b) In the event that the Demised Premises or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured casualty that the Tenant shall not have reasonably convenient access to the Demised Premises or any portion of the Demised Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 5, and if in the sole judgment of the Landlord the damage or destruction may be repaired within one hundred twenty (120) days after the occurrence of the damage or destruction, then the Landlord shall so notify the Tenant within thirty (30) days after the occurrence of the damage or destruction and shall repair such damage or destruction (except damage or destruction to Tenant's Property with reasonable diligence. In the event that the Landlord shall not complete such repairs within one hundred twenty (120) days after the occurrence of the damage or destruction, then the Tenant shall have the right to terminate the term of this lease by giving written notice of such termination to the Landlord within fifteen (15) days after the end of such one hundred twenty
(120) day period, provided, however, that in the event that the completion of repairs shall be delayed by strikes, governmental regulation, zoning laws, inability to obtain labor or materials, from any other cause beyond the Landlord's control, or for other good reason, the time for completion shall be extended by the period of such delay. If in the sole judgment of the Landlord the Demised Premises, or means of access thereto, cannot be repaired within one hundred twenty (120) days after the occurrence of the damage or destruction and the Landlord does not give the Tenant the notice referred to in this Section 19(b), then either party shall have the right to terminate the term of this lease by giving written notice of such termination to the other party within the period of thirty (30) to forty-five (45) days after the occurrence of such damage or destruction. If neither party gives such notice of intention to terminate the terns of this lease, then the Landlord shall repair the damage or destruction with reasonable diligence.

         (c) In the event that the Tenant shall not have reasonably convenient access to the Demised Premises or any portion of the Demised Premises (other than Tenant's Changes) shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 5 by reason of such damage or destruction, and if such damage or destruction was not caused by the negligence or willful act or omission of the Tenant or any of its officers, employees, contractors, agents or invitees, then the Rent shall be equitably suspended or abated from the time of damage or destruction until the Landlord shall have substantially completed the repair of the Demised Premises and the means of access thereto.

         (d) In addition to and apart from the foregoing provisions of this
Section 19 (i) if Tenant has not elected to renew this Lease as provided in Paragraph 30 hereof and more than twenty-five percent (25%) of the Gross Rentable Area of the Demised Premises shall be totally or almost totally damaged or destroyed by fire or other cause at any time during the last six (6) months of the term of this lease, either the Landlord or the Tenant may terminate the term of this lease by giving written notice of such termination to the other party within ten (10) days after the occurrence of such damage or destruction, and (ii) if the Building is damaged or destroyed by fire or other cause to such extent that the cost to repair the damage or destruction, as reasonably estimated by the Landlord, will be more than twenty-five percent (25%) of the replacement value of the Building immediately prior to the occurrence of such damage or destruction, then the Landlord may terminate the term of this lease by giving written notice of such termination to the Tenant within thirty (30) days after the occurrence of such damage or destruction.

         (e) No damages, compensation or claim shall be payable by the Landlord to the Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Section 19.

         20. CONDEMNATION. (a) If all of the Building, or so much of the Building or the Demised Premises as is necessary for the Tenant's use and occupancy of the Demised Premises for the purposes set forth in Section 5, or for reasonably convenient access to the Demised Premises, shall be taken by condemnation or in any other manner for any public or quasi-public use and purpose, then the term of this lease shall forthwith terminate as of the date title vests in the taking authority and the Rent shall be apportioned as of such date.

         (b) In addition to and apart from the foregoing provisions of Section 20(a), if more than twenty-five percent (25%) of the Gross Rentable Area of the Building shall be so taken, then the Landlord may terminate the term of this lease by giving written notice of such termination within thirty (30) days after the date title vests in the taking authority.

(c) The Tenant shall have the exclusive right in any proceeding with respect to any taking referred to in this Section 20 to any award payable for the Tenant's moving expenses and the then value of the Tenant's property, but the Tenant shall have no other right to any award for either a total taking or a partial taking of the Land, the Building or the Demised Premises, including any right for the contract value of this lease, and any such award shall be retained by the Landlord as the Landlord's sole property.

         (d) In the event of any taking which does not result in a termination of the term of this lease, the Rent shall be equitably suspended or abated and the Landlord, at its expense, shall proceed with reasonable diligence to repair and restore the remaining part of the Building and the Demised Premises to substantially its former condition to the extent that the same may be feasible. Any suspension or abatement of Rent shall cease upon substantial completion of such repairs or restoration.

         (e) If only a part of the Demised Premises is taken and the remaining portion thereof is not suitable for the conduct of Tenant's business, Tenant shall have the right to terminate this Lease.

         (f) Anything herein to the contrary notwithstanding, Tenant shall be entitled to that portion of the award applicable to Tenant's improvements, personal property, fixtures and moving expenses. In the event that separate awards are made by the condemning authority, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for Tenant's improvements, personal property, fixtures and moving expenses.

         21. SURRENDER; TERMINATION. (a) On the Expiration Date, or upon any earlier termination of the term of this lease, the Tenant shall quit and surrender the Demised Premises to the Landlord in good order, condition and repair, wear and tear, obsolescence and damage from the elements, fire and other casualty excepted. The Tenant shall remove all of the Tenant's Property and, at the Landlord's request, shall remove those portions of the Tenant's Changes as shall be designated to be removed and shall repair or pay the cost of repairing any damage to the Demised Premises or the Building resulting from such removal. For purposes of this paragraph "Tenant's Changes" shall mean, any changes made by Tenant to the Demised Premises during the Tenant's occupancy.

         22. DEFAULT AND DAMAGES. (a) Any of the following occurrences or acts shall constitute an event of default under this lease:

                  (i) whenever the Tenant shall default in the payment of any Rent or any other charge payable by the Tenant to the Landlord, on any day upon which the same is due, and such default shall continue for ten
         (10) days ; or

                  (ii) whenever the Tenant shall do, or fail to do, or permit to be done, whether by action or inaction, anything contrary to any of the Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by the Tenant within thirty (30) days after the Landlord shall have given to the Tenant a notice specifying the same, or, in the case of a situation which cannot with due diligence be cured Within a period of thirty (30) days, if the Tenant shall not (1) within such thirty (30) day period, advise the Landlord of the Tenant's intention duly to institute all steps necessary to remedy such situation, and (2) duly institute within such thirty (30) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the same;

                  (iii) whenever the Tenant is dissolved; makes assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or insolvent;

         files a petition or answer seeking for the Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; files an answer or other pleading admitting or failing to contest material allegations of a petition filed against the Tenant in any proceeding of this nature; or seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Tenant or of all or any substantial part of the Tenant's properties; or

                  (iv) if within sixty (60) days after the commencement of any proceeding against the Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, the proceeding has not been dismissed; or if within-sixty (60) days after the appointment without the Tenant's consent or acquiescence of a trustee, receiver, or liquidator of the Tenant or of all or any substantial part of the Tenant's properties, the appointment is not vacated or stayed; or if within sixty (60) days after expiration of any such stay, the appointment is not vacated.

         (b) If an event of default shall have happened and be continuing, the Landlord shall have the immediate right at its election (i) to terminate the term of this lease by giving the Tenant not less than five (5) days written notice of the Landlord's election to terminate, and (ii) whether or not the Landlord shall have terminated the term of this lease pursuant to this Section 22(b), and without demand or notice whatever, to reenter and take possession of the Demised Premises, removing all persons and property therefrom either by summary process proceedings or by other action, without being liable for any damages therefor.

(c) If the Landlord elects to reenter and take possession of the Demised Premises pursuant to Section 22(b), and whether or not the Landlord shall have terminated the term of this lease pursuant to Section 22(b), the Landlord may (but shall be under no obligation to) relet the whole or any part of the Demised Premises on behalf of the Tenant for a period equal to, or greater or less than, the remainder of the term of this lease, at such rent and upon such terms and conditions as the landlord shall determine reasonable, to any tenant the Landlord may consider suitable and for any use or purpose the Landlord may deem appropriate in the Demised Premises. The Landlord shall not be liable for failure to relet the Demised Premises, and the Landlord shall be entitled to receive and retain the rent received upon such reletting, whether or not such rent is in excess of the Rent.

         (d) If the Landlord elects to reenter and take possession of the Demised Premises pursuant to Section 22(b), and whether or not the Landlord shall have terminated the term of this lease pursuant to Section 22(b), or relet the Demised Premises pursuant to Section 22(c), the Tenant shall pay to the Landlord, as liquidated damages, within ten (10) days after written demand therefor, the following sums:

                  (i) all unpaid Rent, as of the date of such reentry, repossession or termination, plus the Fixed Rent and the additional rentals and charges from time to time payable under this lease until what would have been the end of the term of this lease in the absence of such reentry, repossession or termination;

                  (ii) all expenses of maintaining the Demised Premises while vacant which are not included in Paragraph 22 (d)(i);

                  (iii) all expenses, including reasonable attorneys' fees, incurred by the Landlord in recovering possession of the Demised Premises, reletting the same and collecting the Rent;

                  (iv) all costs of repairs and redecoration of the Demised Premises made to facilitate the reletting of the Demised Premises; and

                  (v) all brokerage commissions incurred in the reletting of the Demised Premises.

The Landlord shall be entitled to recover the amounts referred to in this
Section 22(d) in one action or at the Landlord's option in several separate actions, and the Tenant waives the right to assert the rule against bringing multiple actions for the same cause.

         23. PARKING. During the term of this Lease, the Tenant shall have the right to use, on a nonexclusive basis and in common with the other tenants or occupants of the Building, the parking area located on the Land. The Landlord shall not be in any way liable to the Tenant if the parking capacity of such parking area is inadequate to accommodate all of the servants, employees, agents, customers, invitees, licensees and visitors of the Tenant and other tenants or occupants of the Building who may desire to use the parking area at any particular time. The Landlord represents that 3.5 spaces per 1000 rentable square feet will be available for Tenant's employees at no additional cost to the Tenant for the duration of the Tenant's occupancy.

         24. UNPERFORMED COVENANTS. If the Tenant shall default in the performance of any of the Tenant's obligations hereunder, the Landlord, without thereby waiving such default, may, at the Landlord's option, and on reasonable notice to Tenant, by reason of any default of the Tenant hereunder, perform the same for the account of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money, including attorneys' fees, such sums paid or obligations incurred shall be paid by the Tenant to the Landlord on the first day of the second calendar month following the rendition to the Tenant of the Landlord's bill therefor to the Tenant.

         25. HOLDING OVER. The Tenant shall pay to the Landlord an amount as Rent equal to one hundred fifty percent (150%) of the base rent the Tenant is required to pay during the previous Lease Year as herein provided for each month or portion thereof for which the Tenant shall retain possession of the Demised Premises, or any part thereof [after the termination of the term of this lease, whether by lapse of time or otherwise] Without limiting the rights or remedies of the Landlord resulting by reason of the wrongful holding over by the Tenant, or creating any right in the Tenant to continue in possession of the Demised Premises, all of the Tenant's obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention. Except as specifically provided herein, the provisions of this Section 25 shall not be deemed to limit or constitute a waiver of any other rights or remedies of the Landlord provided herein or at law.

         26. CERTAIN RIGHTS RESERVED BY THE LANDLORD. The Landlord shall have the following rights, each of which the Landlord may exercise with reasonable notice to the Tenant and without liability to the Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of the Tenant's use or possession of the Demised Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim, provided that the Landlord agrees that in the exercise of such rights it shall not do or cause to be done anything which is, in any material respect, inconsistent with the operation of the Building as a first-class office building and provided, further, nothing in this Section 26 shall be deemed to-exculpate Landlord from its negligence or willful misconduct:

         (a) To change the Building's street address, if required by the U S Postal Service;

         (b) To install, affix and maintain any and all signs on the exterior and on the interior of the Building, provided, however, that no other insurance agency will have any right to a larger or more prominent sign to that of the Tenant;

(c) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Demised Premises, and during the continuance of any of said work, to close temporarily doors, entrances, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of the Tenant's obligations hereunder, so long as the Demised Premises are reasonably accessible and usable and provided that Landlord shall conduct its activities at a time and in a manner so as to minimize any disruption of or interference with Tenant's business or access to the Demised Premises;

         (d) To be provided and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Demised Premises. The Tenant agrees to change no locks, and not to affix locks on doors without the prior written consent of the Landlord. Notwithstanding the provisions for the Landlord's access to Demised Premises, the Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery and pilferage. Upon the expiration of the term of this lease or otherwise upon the Tenant's right to possession, the Tenant shall return all keys to the Landlord and shall disclose to the Landlord the combination of any safes, cabinets or vaults left in the Demised Premises;

         (e) To reasonably designate and approve all window coverings and lighting fixtures used in the Building to preserve the uniformity of appearance from the outside;

         (f) To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Demised Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Demised Premises only at such times and in such manner as the Landlord shall direct in writing. The Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to the Tenant's ordinary use of the Demised Premises without the prior written consent of the Landlord. The Tenant's movements of property into or out of the Building or Demised Premises and within the Building are entirely at the risk and responsibility of the Tenant, and the Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or the Demised Premises;

         (g) To establish from time to time establish uniform controls for all tenants in the Building for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and the Demised Premises and all persons using the Building after normal office hours;

         (h) To regulate delivery and service of supplies in order to insure the cleanliness and security of the Demised Premises and to avoid congestion of the loading docks, receiving areas and freight elevators; and

                  (i) To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the walls and floors within the Demised Premises at reasonable locations; provided that the same are installed at such times and by such methods as will not materially interfere with Tenant's use of the Demised Premises or damage the appearance thereof or reduce the area of the Demised Premises and are concealed behind the walls, floors and/or ceilings of the Demised Premises as then constructed.

         27. WAIVER OF NOTICE. The Tenant does hereby waive demand and notice of every kind and description whatever (except notices of default as provided in Section 22), including any notice to quit under the statutes relating to summary process which, were it not for this waiver, might otherwise be necessary in obtaining possession of the Demised Premises.

         28. NOTICES. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered, served or made by either party hereto, shall be in writing and shall be sent by certified or registered United States Mail, postage prepaid, return receipt requested:

         (a) addressed to the Tenant at:

                  Open Solutions Inc.
                  300 Winding Brook Drive
                  Glastonbury, CT

         (b) addressed to the Landlord at:

                  Carl Foster, LLC
                  100 Western Boulevard
                  Glastonbury, CT

Notice shall be deemed to have been duly given upon the seventh day after such mailing thereof. Either party may, from time to time, by written notice to the other, designate a different mailing address for notices, bills, statements or other communications intended for it.

         29. ESTOPPEL CERTIFICATE. The Tenant shall, from time to time, within thirty (30) days after the Landlord's written request, deliver to the Landlord a written certificate, in recordable form, ratifying this lease, and stating

         (a) the Commencement Date,

         (b) that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated),

         (c) that all conditions under this lease to be performed by the Landlord have been satisfied,

         (d) that there are no defenses or offsets against the enforcement of this Lease by the Landlord or stating those claimed by the Tenant;

         (e) the amount of advance rental, if any (or none if such is the case), paid by the tenant,

         (f) the date to which rental has been paid, and provided, however, that the Tenant shall not be required to make written declarations as to any matters which to its knowledge are inaccurate or not true. Any such certificate may be relied upon by any mortgagee of the Land and the Building, any assignee of such mortgagee, and any prospective purchaser of the Land and the Building.

         30. RENEWAL OPTION. (a) The Tenant will have the right to extend the term of the lease for three (3) months. Such renewal shall commence on the day following the expiration date of the initial term of this lease. Such renewal shall be upon the same terms, conditions and obligations as are applicable to the initial term of this lease, except that

                  (i) the Tenant shall pay to the Landlord the additional rent pursuant to Section 3 (except that the first full year of the renewal term shall be the new Base Year for the purposes of applying Section 3 to the renewal term), for each Calendar Year or portion thereof which commences or occurs during such renewal period; and

                  (ii) the Tenant shall be entitled to no further renewal of this lease.

         31. LIMITATION OF LIABILITY. Anything in this lease to the contrary notwithstanding, the Tenant agrees that it shall look solely to the estate and property of the Landlord in the Land and Building for the collection of any judgment (or other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of this lease to be observed or performed by the Landlord, and no other assets of the Landlord or of any partner in the Landlord shall be subject to levy, execution or other procedures for the satisfaction of the Tenant's remedies.

         32. RIGHTS OF LANDLORD; NONWAIVER. No right or remedy herein conferred upon or reserved to the Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing. The failure of the Landlord to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not be construed as a waiver or relinquishment thereof for the future. Receipt by the Landlord of any Fixed Rent, any additional rent or any other sum payable hereunder with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. In addition to other remedies provided herein, the Landlord shall be entitled, to the extent not prohibited by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to the Landlord by law.

         33. BROKER. The Tenant represents that no broker or agent participated with the Tenant in this transaction. The Tenant agrees to indemnify and hold the Landlord harmless from and against loss arising out of the inaccuracy of such representation.

         34. NOTICE OF LEASE. (a) This lease shall not be recorded in the Glastonbury Land Records. Upon the request of either party, the other party shall execute a Notice of Lease, in recordable form, satisfying the requirements of Section 47-19 of the Connecticut General Statutes, Rev. 1958, as amended.

         (b) The parties shall also enter into recordable supplementary notices setting forth, among other proper matters, such items as the termination of this lease and the exercise of any options afforded by this lease.

         35. PRIOR AGREEMENTS. This lease constitutes the entire agreement by and between the parties hereto affecting the Demised Premises and supersedes any and all previous agreements, written or oral, between the parties and affecting the Demised Premises.

         36. CAPTIONS; SECTIONS; GENDER. The captions contained herein have been inserted for convenience only and shall not have the effect of modifying, amending or changing the express terms and provisions of this lease. All references to a "Section" shall refer to a Section of this lease unless the context otherwise requires. Whenever used, the singular number shall include the plural, the plural the singular, and use of any gender shall include all genders.

         37. BENEFIT AND BURDEN. The covenants, conditions, agreements and terms of this lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

         38. EXHIBITS. All Exhibits referred to herein are intended to be and hereby are specifically made a part of this lease.

         39. APPLICABLE LAW. This lease shall be governed by and construed in accordance with the laws of the state of Connecticut.

         IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto caused to be set their hands and seals as of the day and year first above written.

WITNESSES:                                          LANDLORD:
                                                    CARL FOSTER, LLC

 /s/ illegible                                      By: /s/ Carl Foster
-------------------------------                         ------------------------
                                                    Its Member
 /s/ Susan Smith                                    Hereto Duly Authorized
-------------------------------
                                                    TENANT:
                                                    Open Solutions Inc.

 /s/ Lauren S. Wright                               By: /s/ Louis Hernandez, Jr.
-------------------------------                         ------------------------
     HR Director 2-28-00                            Title:  President
                                                    Hereto Duly Authorized

 /s/ Barbara C. Dagenais
-------------------------------
     Off. Mgr/Fac. Mgmt 2-28-00

EXHIBIT B

A certain piece of parcel of land with the buildings and improvements thereon being shown and designated at Lot 1 on a certain map or plan entitled "Sockeye Salmon Office Building Subdivision Map Glastonbury, CT . Luchs & Beckerman Civil Engineers - Planners - Land Surveyors Glastonbury, Conn A-83-28-S Scale 1" -- 40' Date 5-18-83 Rev. 6-3-83, Rev. 8-18-83, Rev. 10-23-83" which map is on particularly bounded and described as follows:

         Beginning at a point on the easterly line of Western Boulevard which point marks the intersection of the northerly line of Citizens Drive and the easterly line of Western Boulevard, thence N 11(degree) 48' 49" W a distance of seventy-two and fifteen one-hundredths (72.15) feet to a broken Glastonbury Highway Monument; thence N 10(degree) 00' 40" W a distance of one hundred eighty and no one-hundredth (180.00) feet to a Glastonbury Highway Monument; thence continuing along a curve to the left having a radius of two hundred eighty and no one-hundredths(280.00) feet a distance of sixty-five and forty-two one-hundredths (65.42) feet to a point; thence S 79(degree) 59' 20" W a distance of eighteen and sixty-eight one-hundredths (18.68) feet to a point; thence continuing with a curve to the left having a radius of five hundred thirty and no one-hundredths (530.00) feet a distance of two hundred six and thirty-one one-hundredths (206.31) feet to an iron pin, the last five (5) courses being along Western Boulevard; thence N 50(degree) 32' 45" E along land now or formerly of Glastonbury Park Associates, a distance of one hundred sixty-nine and seventy- two one-hundredths (169.72) feet to an iron pin; thence S 9(degree) 26' 53" E a distance of one hundred twenty-eight and no one-hundredths (128.00) feet to an iron pin; thence S 53(degree) 53' 20" E a distance of three hundred sixty-six and no one-hundredths (366.00) feet to an iron pin, the last two (2) courses being along land now or formerly of Charles Paul DiFazio, Trustee; thence S 7(degree) 23' 40" W along land now or formerly of C.D.R. Realty Associates, a distance of one hundred eighty-one and no one-hundredths (181.00) feet to an iron pin on the northerly line of Citizens Drive; thence S 76(degree) 07' 30" W along Citizens Drive a distance of two hundred seventeen and seventy-eight [one-hundredths] (217.78) feet to the point or place of beginning.

                               AMENDMENT OF LEASE

             BY AND BETWEEN CARL FOSTER, LLC AND OPEN SOLUTIONS INC.

         THIS AGREEMENT made this 8th day of May, 2000, between Carl Foster, LLC, a Connecticut Limited Liability Company having an office at 100 Western Boulevard, Glastonbury, Connecticut (the "Landlord"), and Open Solutions Inc., a Connecticut Corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut (the "Tenant").

                                   WITNESSETH

         WHEREAS, Carl Foster, LLC as LESSOR on the 14th day of February, 2000, executed and delivered unto Open Solutions Inc., as LESSEE, a Lease of the premises situated at 100 Western Boulevard, Glastonbury, Connecticut 06033, more particularly described in said Lease (Exhibit A attached) and

         WHEREAS, Carl Foster, LLC, as LESSOR, and Open Solutions Inc. As LESSEE, hereby are desirous to amend said lease.

         NOW, THEREFORE, the said Lessor, in consideration of the sum of ONE DOLLAR ($1.00) paid by the LESSEE and in further consideration of the covenants to the said AMENDMENT hereinafter contained, does hereby amend said Lease as follows:

         1.       Paragraph 1(a) is hereby amended to read:

         1. Demise; Premises; Term. (a) The Landlord hereby demises and leases to the Tenant, and the Tenant hereby takes and hires from the Landlord, for the term hereinafter stated, for the rent hereinafter reserved, and upon and subject to the Covenants, agreements, terms, conditions, limitations, exceptions and reservations of this lease, the following two areas: (1) the north wing of the first floor of the building comprising Four Thousand Twenty (4,020) square feet of Gross Rentable Area (as defined in Section 2 (f) (the "Demised Premises"), (hereinafter referred to as "North Wing First Floor"), and (2) the south wing of the second floor of the building comprising Eight Thousand One Hundred Sixty-Four (8,164) square feet (now occupied by Right Management Consultants, Inc.) of Gross Rentable Area (as defined in Section 2 (f) (the "Demised Premises"), (hereinafter referred to as "South Wing Second Floor")

         2.       Paragraph 1(c) is hereby amended to read:

         (c) The term of this lease for the North Wing First Floor is sixty-five months and the estate hereby granted (collectively the "term of this lease") shall commence on March 1, 2000 (the "Commencement Date") and shall end on July 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

         c) The term of this lease for the South Wing Second Floor is sixty months and the estate hereby granted (collectively the "term of this lease") shall commence on August 1, 2000

         (the "Commencement Date") and shall end on July 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

         3.       Paragraph 2(a)(i) is hereby amended to read:

         Rent; Security Deposit. (a) The rent (the "Rent") for the term hereof shall commence to accrue for the North Wing First Floor on March 1, 2000 and for the South Wing Second Floor on August 1, 2000. Rent shall be and consist of:

         (i) an annual fixed rent in the amount of Seventy Eight Thousand Three Hundred Ninety Dollars ($78,390.00) or $19.50 per rentable square foot for the North Wing First Floor and an annual fixed rent in the amount of One Hundred and Fifty-Nine Thousand One Hundred Ninety-Eight Dollars ($159,198.00) or $19.50 per rentable square foot for the South Wing Second Floor; together with

         4.       Paragraph 2(c) is hereby amended to read:

         The annual Fixed Rent for each lease year shall be payable in equal monthly installments of Six Thousand Five Hundred Thirty-Two and 50/100 ($6,532.50) for the North Wing First Floor and Thirteen Thousand Two Hundred Sixty-Six and 50/100 ($13,266.50) for the South Wing Second Floor in advance on the first day of each and every calendar month during each lease year.

         5.       Paragraph 2(f) is hereby amended to read:

         As used herein, the term "Gross Rentable Area of the Demised Premises" shall mean Four Thousand Twenty (4,020) square feet for the North Wing First Floor and Eight Thousand One Hundred and Sixty-Four (8,164) square feet for South Wing Second Floor, for a total of Twelve Thousand One Hundred and Eighty-Four (12,184) square feet.

         6.       Paragraph 30. Renewal Option is hereby amended as follows:

         This paragraph is hereby deleted in its entirety and its contents are null and void.

         7. All other terms and conditions of said lease are hereby reaffirmed and shall remain in full force and effect.

         8. It is hereby agreed and understood that the space known as South Wing Second Floor is currently occupied by Right Management Consultants, Inc.. If said Right Management Consultants, Inc shall fail to vacate the premise on or before July 31, 2000 thereby preventing Lessor from providing Lessee possession of South Wing Second Floor, Tenant shall be entitled to an abatement of the rent due to Lessor for that portion of the rent attributable to the South Wing Second Floor for that period of time during which Lessor is unable to provide occupancy as liquidated damages.

         IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto caused to be set their hands and seals as of the day and year first above written.

WITNESSES:                                       LANDLORD:
                                                 Carl Foster, LLC

 /s/ Carolyn B. Canapari                         By: /s/ Carl Foster
-------------------------------                     ----------------------------
                                                 Carl Foster, Its Member
                                                 Hereunto Duly Authorized
 /s/ Susan Smith
-------------------------------

 /s/ illegible                                   TENANT:
-------------------------------                  Open Solutions Inc.

 /s/ Debra D. Rooney                             By: /s/ John S. Wieczorek
-------------------------------                      ---------------------------
                                                 Name: John S. Wieczorek
                                                 Title: VP, CFO
                                                 Hereunto Duly Authorized

                           SECOND AMENDMENT TO LEASE

      THIS AGREEMENT made this 30th day of November, 2004, by and between CARL FOSTER, LLC, a Connecticut limited liability company having an office at 100 Western Boulevard, Glastonbury, Connecticut (hereinafter referred to as "Landlord") and OPEN SOLUTIONS, INC., a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut (hereinafter referred to as "Tenant"):

                             W I T N E S S E T H:

      WHEREAS, Landlord entered into a lease with Tenant dated February 14, 2000, for the period from March 1, 2000, to July 31, 2000, relating to certain premises known as 100 Western Boulevard, Glastonbury, Connecticut, a copy of which is attached hereto as Exhibit A (the "Lease"); and

      WHEREAS, Landlord and Tenant entered into an amendment to lease dated May 8, 2000, a copy of which is attached hereto as Exhibit B; and

      WHEREAS, Landlord and Tenant wish to further modify the term of the Lease as amended;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

      Paragraph 1(c) of the Lease as amended shall be deleted in its entirety and the following substituted in its place:

      (c) The term of this lease for the North Wing First Floor is sixty-five months and the estate hereby granted (collectively the "term of this lease") shall commence on March 1, 2000 (the "Commencement Date") and shall end on July 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

      The term of this lease for the South Wing Second Floor is fifty-six months and the estate hereby granted (collectively the "term of this lease") shall commence on August 1, 2000 (the "Commencement Date") and shall end on March 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

      In all other respects each and every term and condition of the Lease as amended is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have duly executed or caused these presents to be executed the day and year first above written.

Signed, Sealed and Delivered in the presence of:

                                            LANDLORD
                                            CARL FOSTER, LLC


/s/ James Foster                            By /s/ Carl Foster
------------------------------                 ---------------
                                                 Carl Foster, Its Member
                                                 Hereunto Duly Authorized

/s/ Terrence G. Griswold
------------------------------

                                            TENANT
                                            OPEN SOLUTIONS INC.


/s/ Thomas N. Tartaro                       By /s/ Carl D. Blandino
------------------------------                 --------------------
                                                 Carl D. Blandino
                                                 Its SVP & CFO
                                                 Duly Authorized


/s/ David Henderson
------------------------------

STATE OF CONNECTICUT          }
                              } ss. Glastonbury                November   , 2004
COUNTY OF HARTFORD            }

      Personally appeared Carl Foster, Member of Carl Foster, LLC, signer of the foregoing instrument and acknowledged the same to be his free act and deed as Member and the free act and deed of said limited liability company, before me.

                                          /s/ Roberta R. O'Brien
                                          ------------------------
   Roberta R. O'Brien
       Notary Public                      Commissioner of the Superior Court
   State of Connecticut                   Notary Public
  My comm. exp. 8-31-08                   My Commission Expires:



STATE OF CONNECTICUT          }
                              } ss. Glastonbury              November 30, 2004
COUNTY OF HARTFORD            }

      Personally appeared Carl D. Blandino, SVP & CFO of Open Solutions Inc., signer of the foregoing instrument and acknowledged the same to be his free act and deed as SVP & CFO and the free act and deed of said corporation, before me.

                                    /s/ Peggy Olko
                                    ------------------------------------
                                    Notary Public
                                    My Commission Expires:  5/31/07

                            THIRD AMENDMENT TO LEASE

      THIS AGREEMENT made this 16th day of December, 2004, by and between CARL FOSTER, LLC, a Connecticut limited liability company having an office at 100 Western Boulevard, Glastonbury, Connecticut (hereinafter referred to as "Landlord") and OPEN SOLUTIONS, INC., a Connecticut corporation having an office at 300 Winding Brook Drive, Glastonbury, Connecticut (hereinafter referred to as "Tenant"):

                             W I T N E S S E T H:

      WHEREAS, Landlord entered into a lease with Tenant dated February 14, 2000, for the period from March 1, 2000, to July 31, 2000, relating to certain premises known as 100 Western Boulevard, Glastonbury, Connecticut, a copy of which is attached hereto as Exhibit A (the "Lease"); and

      WHEREAS, Landlord and Tenant entered into an amendment to lease dated May 8, 2000, a copy of which is attached hereto as Exhibit B; and

      WHEREAS, Landlord and Tenant entered into a second amendment to lease dated November 30, 2004, a copy of which is attached hereto as Exhibit C; and

      WHEREAS, Landlord and Tenant wish to further modify the term of the Lease as amended;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

      Paragraph 1(c) of the Lease as amended shall be deleted in its entirety and the following substituted in its place:

      (c) The term of this lease for the North Wing First Floor is sixty-one months and the estate hereby granted (collectively the "term of this lease") shall commence on March 1, 2000 (the "Commencement Date") and shall end on March 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

      The term of this lease for the South Wing Second Floor is fifty-six months and the estate hereby granted (collectively the "term of this lease") shall commence on August 1, 2000 (the "Commencement Date") and shall end on March 31, 2005, which ending date, unless the context otherwise requires, is hereinafter called the "Expiration Date," or shall end on such earlier date upon which the term may expire or be terminated pursuant to any of the provisions of this lease pursuant to law.

      This third amendment to lease, and the early termination of the lease with respect to the North Wing First Floor, shall be conditioned upon the Landlord entering into a lease agreement with the First National Bank of Arizona for said premises prior to March 31, 2005.

      In all other respects each and every term and condition of the Lease as amended is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties hereto have duly executed or caused these presents to be executed the day and year first above written.

Signed, Sealed and Delivered in the presence of:

                                         LANDLORD
                                         CARL FOSTER, LLC

/s/ Winifred A. Davis                    By /s/ Carl Foster
------------------------------              ---------------
                                               Carl Foster, Its Member
                                               Hereunto Duly Authorized

/s/ Rebecca Wright
------------------------------

                                         TENANT
                                         OPEN SOLUTIONS, INC.

/s/ Kelly Norris                         By /s/ Carl D. Blandino
------------------------------              --------------------
                                              Carl D. Blandino
                                              Its S.V.P. and C.F.O.
                                              Duly Authorized

/s/ David Henderson
-----------------------------

STATE OF CONNECTICUT          }
                              } ss. Glastonbury              December 16, 2004
COUNTY OF HARTFORD            }

      Personally appeared Carl Foster, Member of Carl Foster, LLC, signer of the foregoing instrument and acknowledged the same to be his free act and deed as Member and the free act and deed of said limited liability company, before me.

                                          /s/ Roberta R. O'Brien
                                          ------------------------------
   Roberta R. O'Brien
       Notary Public
   State of Connecticut                   Notary Public
  My comm. exp. 8-31-08                   My Commission Expires:


STATE OF CONNECTICUT          }
                              } ss.                          December 16, 2004
COUNTY OF HARTFORD            }

      Personally appeared Carl D. Blandino, SVP + CFO of Open Soluntions, Inc., signer of the foregoing instrument and acknowledged the same to be his free act and deed as SVP + CFO and the free act and deed of said corporation, before me.

                                    /s/ Peggy Olko
                                    ------------------------------------
                                    Notary Public
                                    My Commission Expires: 5-31-07


                                       3